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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the HCR Manor Care Stock Purchase and Retirement Savings 401(k) Plan of our reports (a) dated January 24, 2002, except for Notes 17 and 18, as to which the date is February 25, 2002, with respect to the consolidated financial statements and schedule of Manor Care, Inc. included in its Annual Report (Form 10-K), (b) dated May 22, 2002, with respect to the financial statements and schedule of the HCR Stock Purchase and Retirement Savings Plan included in that Plan's Annual Report (Form 11-K), and (c) dated May 22, 2002, with respect to the financial statements and schedule of the Manor Care, Inc. Retirement Savings and Investment Plan included in that Plan's Annual Report (Form 11-K), all for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Toledo, Ohio
December 26, 2002